UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

BAUSCH & LOMB INCORPORATED (Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On January 27, 2005, the Company issued a press release announcing its financial results for the annual period ended December 25, 2004 (the "2004 Year-End Release"). A copy of the 2004 Year-End Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The 2004 Year-End Release contains certain non-GAAP financial measures. Specifically, the Company employs three main non-GAAP financial measures in assessing its performance, which are discussed below. The following discussion also includes the reasons why company management believes that presentation of these non-GAAP financial measures provide useful information to investors and the material additional purposes for which management uses these non-GAAP financial measures.
     "Comparable-basis" earnings and earnings per share represent GAAP earnings and earnings per share, adjusted to exclude certain significant items. In the past, these items have included, for example, restructuring charges and asset write-offs, acquired in-process research and development charges, purchase accounting adjustments, gains or losses associated with divestitures of businesses and legal settlements. Management believes that "comparable-basis" amounts portray more accurately the Company's underlying fundamental operating performance, and provide a basis from which meaningful year-over-year operating performance comparisons can be made. "Comparable-basis" amounts are used internally to assess performance against predetermined targets for calculating bonus amounts paid to bonus-eligible employees, and for determining compliance with covenants in the company's revolving credit agreements.
     The Company employs free cash flow as a key liquidity measure in assessing performance. Free cash flow is defined as cash generated before the payment of dividends, the borrowing or repayment of debt, settlement of minority interest obligations, stock repurchases, the acquisition or divestiture of businesses, the acquisition of intangible assets and the proceeds from liquidation of certain investments. Management views free cash flow as a useful measure of liquidity as it includes both cash flows from operating activities and cash flows from investing activities that are generated or used by its segment operations. Therefore, this measure can be used to assess the Company's ability to satisfy financing obligations and its ability to undertake possible future investing activities, such as acquisitions.
     Lastly, the Company monitors its constant-currency performance for non-U.S. operations and the Company as a whole. Constant-currency results are calculated by translating actual current and prior-year local currency revenues and expenses at the same predetermined exchange rates. The translated results are then used to determine year-over-year percentage increases or decreases, excluding the impact of currency. Management views constant-currency results as an important measure of organic business growth trends. Constant-currency results are used by management to assess non-U.S. operations' performance against yearly targets for the purpose of calculating bonus amounts for certain regional bonus-eligible employees.
     The information in this Current Report on Form 8-K, including, without limitation, the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01	Financial Statements and Exhibits
(a)	Financial statements of businesses acquired. - Not applicable
(b)	Pro forma financial information. - Not applicable
(c)	Exhibits. The following exhibit is furnished as part of this report:
99.1 Press Release dated January 27, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President and Chief Financial Officer

Date: January 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 27, 2005 (furnished herewith).